Exhibit 99.1

Poniard Pharmaceuticals Reports First Quarter 2011 Financial Results

SAN FRANCISCO, Calif. – [May 13, 2011] – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD), a biopharmaceutical company focused on innovative oncology therapies, today reported financial results for the first quarter ended March 31, 2011.

“In support of our ongoing review of strategic alternatives, in the first quarter, we strengthened our financial position through an equity financing and expanded picoplatin’s potential clinical development opportunities in China,” stated Ronald Martell, chief executive officer of Poniard. “The Board and management team remain focused on the completion of our strategic review process, with the goal of optimizing the value of Poniard and the picoplatin program for our shareholders.”

First Quarter 2011 and Recent Corporate Developments

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Raised $3.4 Million Dollars Under its Committed Equity Financing Facility. In February, Poniard announced the sale of an aggregate 9.4 million shares of Poniard’s common stock to Small Cap Biotech Value, Ltd., pursuant to two draw downs under its committed equity financing facility (CEFF) with Small Cap Biotech. Total net proceeds received from the sales were approximately $3.4 million. The Company sold the maximum number of shares issuable under the CEFF, and the CEFF automatically terminated in late February.

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Received Chinese State FDA Approval for Clinical Development of Picoplatin. In March, the Company announced the receipt of Clinical Trial Application approval from the Chinese State Food and Drug Administration (SFDA) to conduct Phase 3 clinical studies of picoplatin for the treatment of second-line small cell lung cancer and second-line ovarian cancer in the People’s Republic of China. The approval of both Phase 3 protocols by SFDA allows for the inclusion of Chinese clinical sites in developing and executing global registration trials within these disease settings by potential partners.

First Quarter 2011 Unaudited Financial Results

The Company reported a net loss of $3.2 million ($0.06 diluted loss per share on a loss applicable to common shares of $3.3 million) for the quarter ended March 31, 2011, compared with a net loss of $11.9 million ($0.29 diluted loss per share on a loss applicable to common shares of $12.5 million) for the quarter ended March 31, 2010.

Total operating expenses for the quarter ended March 31, 2011 were $3.2 million, compared with $11.3 million for the quarter ended March 31, 2010. Total operating expenses for the first quarter of 2010 included a charge of $1.6 million related to two workforce reductions.

Research and development expenses were $0.3 million for the quarter ended March 31, 2011, compared with $4.9 million for the quarter ended March 31, 2010.

General and administrative expenses were $2.9 million for the quarter ended March 31, 2011, compared with $4.8 million for the quarter ended March 31, 2010.

Cash and investment securities as of March 31, 2011 were $5.5 million, compared to $4.3 million as of December 31, 2010.

The Company will require substantial additional capital to support its continuing operations and is seeking to address its liquidity needs by exploring strategic alternatives, including a merger with or acquisition by another company, the sale or licensing of its assets, a partnership, and/or recapitalization. There can be no assurance that the Company will be able to complete a strategic transaction or secure additional capital on a timely basis, on satisfactory terms, or at all. If the Company is unable to secure additional capital and/or enter into a strategic transaction, it may be forced to explore liquidation alternatives, including seeking protection from creditors through the application of bankruptcy laws. The Company believes that its current cash and cash equivalents will be adequate to fund its operations into the fourth quarter of 2011. The Company’s operating budget does not include additional costs associated with the implementation of a strategic transaction or liquidation, including severance and accrued vacation expense, accelerated payments due under existing contracts, and professional fees. There is no assurance that the Company will have sufficient cash resources to cover these additional costs.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This release contains forward-looking statements describing, among other things, the Company’s projected financial position and future operations, the adequacy of its cash resources, the Company’s progress in its review of strategic alternatives, potential picoplatin clinical development opportunities; including potential opportunities created by Chinese State Food and Drug Administration approval, and the Company’s goal of optimizing shareholder value. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including risks and uncertainties inherent in the Company’s business, including the Company’s need for future capital and ability to obtain future funding on a timely basis, on favorable terms, or at all; the risk that strategic relationships may not be established on a timely basis, on terms that are ultimately favorable to the Company, or at all; the potential additional cost of completing a strategic transaction; the Company’s anticipated future operating losses; the Company’s ability to maintain compliance with Nasdaq listing standards; the potential safety, efficacy and commercial viability of picoplatin; the risk that the Company’s additional analyses of data from clinical trials of picoplatin may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted trials; the Company’s ability to retain key personnel; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; the Company’s dependence on third-party manufacturers, suppliers and other contractors; changes in technology, government regulation and general market conditions; the receipt and timing of FDA and other required regulatory approvals, if at all; and other the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For Further Information:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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Poniard Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues	$—	$—

Operating expenses:
Research and development	333	4,891
General and administrative	2,899	4,799
Restructuring & asset impairment	—	1,626

Total operating expenses	3,232	11,316

Loss from operations	(3,232)	(11,316)

Other income (expense), net	(14)	(573)

Net loss	(3,246)	(11,889)
Preferred stock dividends	(48)	(592)

Loss applicable to common shares	$(3,294)	$(12,481)

Loss per share:
Basic and diluted	$(0.06)	$(0.29)

Shares used in calculation of loss per share:
Basic and diluted	54,088	43,254

Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)	(Note 1)
ASSETS:
Cash and investment securities	$5,472	$4,330
Cash - restricted	158	158
Facilities and equipment, net	37	49
Licensed products, net	6,073	6,377
Other assets	479	729

Total assets	$12,219	$11,643

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities	$1,284	$1,616
Long term liabilities	1,596	1,574
Shareholders’ equity	9,339	8,453

Total liabilities and shareholders’ equity	$12,219	$11,643

Note 1: Derived from audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.